Exhibit 5.2

DEWEY BALLANTINE LLP

1301 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10019-6092

TEL 212 259-8000 FAX 212 259-6333

March 20, 2006

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Ladies and Gentlemen:

We are acting as special counsel for each of PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (“PPL”), PPL Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (“PPL Capital”), PPL Energy Supply, LLC, a limited liability company organized under the laws of the State of Delaware (“PPL Energy”) and PPL Electric Utilities Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (“PPL Electric” and together with PPL, PPL Capital and PPL Energy, the “Registrants”), in connection with the proposed issuance and sale from time to time of a presently indeterminate principal amount of debt securities (“Securities”), including

(i) unsecured and unsubordinated debt securities of PPL Capital (“PPL Capital Securities”), together with guarantees (the “Guarantees”) of PPL as to payment of principal, interest and premium, if any, thereon, such PPL Capital Securities and the Guarantees to be issued under an Indenture dated as of November 1, 1997, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to the PPL Capital Securities (the “PPL Capital Indenture”), of PPL Capital and PPL Corporation to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee;

(ii) unsecured and unsubordinated debt securities of PPL Energy (“PPL Energy Securities”) to be issued under an Indenture dated October 1, 2001, as heretofore amended and supplemented and as may further amended or supplemented by one or more supplements relating to the PPL Energy Securities (the “PPL Energy Indenture”), of PPL Energy to JPMorgan Chase Bank, N.A., as trustee;

(iii) PPL Electric’s senior secured debt securities (“PPL Electric Securities”), to be issued under PPL Electric’s Indenture dated as of August 1,

NEW YORK    WASHINGTON, D.C.    LOS ANGELES    EAST PALO ALTO    HOUSTON AUSTIN

LONDON    WARSAW    FRANKFURT    MILAN    ROME    BEIJING

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

March 20, 2006

2001 to JPMorgan Chase Bank, N.A., as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to the PPL Electric Securities (the “PPL Electric Indenture”), which Securities may be initially secured by PPL Electric’s First Mortgage Bonds (the “First Mortgage Bonds”), which are to be issued under PPL Electric’s Mortgage and Deed of Trust, dated as of October 1, 1945, to Bankers Trust Company, as trustee, as to be amended and supplemented by one or more supplemental indentures relating to the First Mortgage Bonds (the “1945 Mortgage”); and

(iv) certain other securities of the Registrants;

all as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Registrants with the Securities and Exchange Commission (“Commission”) on or about the date hereof for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the PPL Capital Indenture, the PPL Energy Indenture and the PPL Electric Indenture.

For purposes of this opinion letter, we have assumed that, at the time of offer, issuance and sale of any Securities (i) the Registration Statement, as it may be amended, shall have become effective under the Act and such effectiveness shall not have been terminated or rescinded; (ii) one or more supplements to the prospectus which describe such Securities and specify certain pricing and issuance terms of such Securities have been filed with the Commission; (iii) the indenture pursuant to which such Securities have been issued shall have become qualified under the Trust Indenture Act; and (iv) there shall not have occurred any change in law affecting the legality or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrant issuing such Security with the terms thereof will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon such Registrant, or any restriction imposed by any court or governmental body having jurisdiction over such Registrant.

In addition, we have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, we advise you as follows:

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

March 20, 2006

A.	PPL Capital Securities

We are of the opinion that the PPL Capital Securities will be legally issued and binding obligations of PPL Capital and that the Guarantees will be legally issued and binding obligations of PPL when:

(a) PPL Capital’s Board of Directors, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize PPL Capital’s issuance and sale of the PPL Capital Securities and the Finance Committee of PPL’s Board of Directors shall have taken such action as may be necessary to authorize the Guarantees, in each case on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplements relating to the PPL Capital Securities;

(b) PPL Capital shall have duly established the terms of the PPL Capital Securities and executed the PPL Capital Securities, PPL shall have duly executed and delivered the Guarantees and the PPL Capital Indenture trustee shall have duly authenticated the PPL Capital Debt Securities and the Guarantees endorsed thereon, in each case in accordance with the applicable provisions of the PPL Capital Indenture and all necessary corporate authorizations; and

(c) PPL Capital shall have issued, sold and delivered the PPL Capital Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

B.	PPL Energy Securities

We are of the opinion that the PPL Energy Securities will be legally issued and binding obligations of PPL Energy when:

(a) PPL Energy’s Board of Managers, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize PPL Energy’s issuance and sale of the PPL Energy Securities on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplements relating to the PPL Energy Securities;

(b) PPL Energy shall have duly established the terms of the PPL Energy Securities and executed the PPL Energy Securities, and the PPL Energy Indenture Trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the PPL Energy Indenture and all necessary limited liability company authorizations; and

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

March 20, 2006

(c) PPL Energy shall have issued, sold and delivered the PPL Energy Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

C.	PPL Electric Securities

We are of the opinion that the PPL Electric Securities and any First Mortgage Bonds to be issued in connection with therewith will be legally issued and binding obligations of PPL Electric when:

(a) PPL Electric’s Board of Directors shall have taken such action as may be necessary to authorize the issuance and sale of such PPL Electric Securities and issuance and delivery of such First Mortgage Bonds on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplements relating to such PPL Electric Securities;

(b) the PPL Electric Securities Certificate with respect to such PPL Electric Securities and First Mortgage Bonds shall have been duly registered by the Pennsylvania Public Utility Commission pursuant to Section 1903 of the Pennsylvania Public Utility Code, as amended, or if such PPL Electric Securities and First Mortgage Bonds have a maturity of less than one year from the date of execution, PPL Electric shall have received an appropriate order of the Federal Energy Regulatory Commission pursuant to Section 204 of the Federal Power Act authorizing the issuance of such PPL Electric Securities and First Mortgage Bonds;

(c) PPL Electric shall have duly established the terms of the PPL Electric Securities and, if applicable, any such First Mortgage Bonds, and executed such Securities and First Mortgage Bonds, and the PPL Electric Indenture trustee and the 1945 Mortgage trustee shall have duly authenticated the PPL Electric Securities and First Mortgage Bonds, respectively, and, if applicable, PPL Electric shall have delivered such First Mortgage Bonds to the PPL Electric Indenture trustee, in each case in accordance with the applicable provisions of the PPL Electric Indenture and the 1945 Mortgage and all necessary corporate and regulatory authorizations; and

(d) PPL Electric shall have issued, sold and delivered the PPL Electric Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

March 20, 2006

Our opinions as to the legal and binding nature of the Registrants’ obligations are subject to laws relating to or affecting generally the enforcement of creditor’s and mortgagees’ rights, including without limitation, bankruptcy, insolvency or reorganization laws and generally principles of equity. Further, we express no opinion of the liens of the PPL Electric Indenture or the 1945 Mortgage.

In addition, we express no opinion herein as to any matters of compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

This opinion is limited to the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such Delaware laws, and the federal laws of the United States of America. As to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of even date herewith of Thomas D. Salus, Senior Counsel of PPL Services Corporation, Inc., a subsidiary of PPL Corporation, which is being filed as Exhibit 5.1 to the Registration Statement. In rendering his opinion, Mr. Salus may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

We hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement and in the prospectus constituting a part thereof. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dewey Ballantine LLP

Dewey Ballantine LLP